UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2021, Applied Genetic Technologies Corporation (the “Company”) appointed James Robinson to serve on its board of directors as a Class I director. His term will expire at the Company’s Annual Meeting of Stockholders for fiscal year 2024. Mr. Robinson was also appointed to serve on the Company’s audit committee and nominating and corporate governance committee.

In connection with his appointment as a non-employee director, Mr. Robinson received a stock option to purchase 25,000 shares of the Company’s common stock at $2.17 per share on the date of his election, which will vest one third on the first anniversary of the date of grant and thereafter in 24 equal monthly installments, so that the option is fully-vested on the third anniversary of the date of grant, and has a term of ten years. He will also receive cash and equity compensation pursuant to the Company’s non-employee director compensation program. In addition, the Company has entered into an indemnification agreement with Mr. Robinson in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company.

The Company issued a press release announcing Mr. Robinson’s appointment to its board of directors, which is attached as Exhibit 99.1 to this current report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders on November 30, 2021, at which three proposals were submitted to, and approved by, its stockholders. The holders of 24,412,931 shares of common stock of the Company were present or represented by proxy at the meeting. The proposals are described in detail in the Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 15, 2021. The final results for the votes for each proposal are set forth below.

Each of Scott Koenig, Yehia Hashad and Ivana Magovcevic-Liebisch was elected as a Class II Director of the Company, to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders. The votes cast in the election of the directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott Koenig	6,827,676	4,352,719	13,232,536
Yehia Hashad	10,406,801	773,594	13,232,536
Ivana Magovcevic-Liebisch	10,403,782	776,613	13,232,536

The Company’s stockholders approved, on an advisory basis, the compensation paid to the named executive officers of the Company. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, on an advisory basis, the compensation paid to our named executive officers	9,783,196	1,152,958	244,241	13,232,536

The Company’s stockholders also approved the proposal to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for its fiscal year ending June 30, 2022. The votes cast on this proposal were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022	23,989,385	279,192	144,354	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 6, 2021, entitled “AGTC Appoints Biopharmaceutical Industry Leader James Robinson to its Board of Directors.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XRBL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President and Chief Executive Officer

Date: December 6, 2021

4